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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DIME BANCORP, INC.

                       Pursuant to the General Corporation
                          Law of the State of Delaware

                     --------------------------------------


                  DIME BANCORP, INC., a corporation organized under the laws of the State of Delaware on February 23, 1994 (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby amend and restate its Amended and Restated Certificate of Incorporation as follows:
                                    ARTICLE I
                                      Name

                  The name of the Corporation is Dime Bancorp, Inc.


                                   ARTICLE II
                           Registered Office and Agent

                  The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such office is Corporation Service Company.


                                   ARTICLE III
                                     Purpose

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   ARTICLE IV
                                  Capital Stock

                  A. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 390 million, consisting of 350 million

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         shares of common stock, par value $.01 per share, and 40 million shares of preferred stock, par value $.01 per share.

                  B. Preferred Stock. The shares of preferred stock may be issued from time to time in one or more series as may be determined from time to time by the board of directors of the Corporation. The board of directors of the Corporation shall have authority to fix by resolution or resolutions the powers, designations, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions of any series of shares of preferred stock. Such authority shall include, without limitation, the following:

                           (a) the designation of such series and the number of
                  shares which shall constitute such series;

                           (b) any provisions for dividends on shares of such
                  series, including, without limitation, the dividend rate, the conditions upon which and the dates when such dividends shall be payable in preference to, or in relation to, any other series of stock, and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative;

                           (c) whether shares of such series may be redeemed
                  and, if redeemable, whether they are redeemable for cash, property or rights (including securities of the Corporation or another corporation), the time or times when shares of such series may be redeemed, the price or prices, rate or rates, and adjustments with which shares of such series may be redeemed, and the other terms and conditions upon which shares of such series may be redeemed;

                           (d) the rights to which holders of shares of such
                  series shall be entitled upon any voluntary or involuntary dissolution, liquidation, distribution of assets or winding up of the Corporation;

                           (e) the terms and amount of any sinking or purchase
                  fund to be provided for the purchase, redemption or retirement of the shares of such series;

                           (f) the rights, if any, of the holders of shares of
                  such series or of the Corporation to convert such shares into or exchange such shares for shares of common stock or of any

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                  other series of preferred stock of the Corporation or other securities of the Corporation or another corporation, and the terms and conditions of such conversion or exchange;

                           (g) whether the holders of shares of such series
                  shall have any voting rights or no voting rights and, if such holders shall have any voting rights, the voting rights of holders of shares of such series; and

                           (h) the extent to which the Corporation may increase
                  or decrease the number of shares of any such series (but not above the total number of authorized shares of the class or below the number of shares of such series then outstanding). If the number of shares of any such series shall be decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of such series.


                                    ARTICLE V
                               Board of Directors

                  A. Powers and Number. The business and affairs of the Corporation shall be under the direction of a board of directors. The number of directors constituting the entire board shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office, and shall initially consist of not less than seven nor more than 15 members.

                  B. Election of Directors. The directors of the Corporation shall be divided into three classes, as nearly equal in number as possible: the first class, the second class and the third class. The directors initially elected to the first class shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 1994, the directors initially elected to the second class shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 1995 and the directors initially elected to the third class shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 1996. At each annual meeting of the stockholders, each of the successors of the class of directors whose terms expire at that meeting shall be elected to serve for a term of three years expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which such successor director was elected. Each director shall hold office during his or her term and until such director's successor has been elected and has qualified. There shall be no cumulative voting in the election of directors.


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                  C. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors constituting the board and any vacancies in the board of directors resulting from death, resignation, removal from office or other cause shall be filled (a) by the affirmative vote of a majority of the directors then in office, even if such directors then in office constitute less than a quorum, or (b) by the sole remaining director if there is only one such director, or (c) in the event (and only in the event) of the failure of the directors or the sole remaining director so to act, by the stockholders at the next annual meeting of stockholders. Each director so chosen shall hold office for the remainder of the full term expiring at the annual meeting of stockholders at which the term expires of the class of directors to which he or she has been elected and until such director's successor has been elected and has qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the three classes of directors so as to make all classes as nearly equal in number as possible. Subject to the preceding sentence, the increase or decrease may be allocated to any class or classes the majority of the directors then in office selects in its discretion. No decrease in the number of directors constituting the entire board of directors shall shorten the term of any incumbent director.

                  D. Nominations. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in this paragraph D and in the bylaws of the Corporation. Any stockholder entitled to vote in the election of directors may nominate one or more persons for election as director only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation within the time period and in accordance with the requirements specified in the bylaws of the Corporation. The presiding officer of any meeting of stockholders may refuse to acknowledge the nomination of any person if not made in compliance with the bylaws of the Corporation.

                  E. Removal. A director may be removed only for cause and only by the affirmative vote of the holders of at least 662/3% of the shares then entitled to vote at an election of directors, which vote may be taken only at an annual meeting of stockholders or a special meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal. Notwithstanding the above, the Board, by resolution adopted by a vote of a majority of the directors then in office, may remove any director who has been removed by the appropriate federal banking agency.


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                  F. Preferred Stock. Notwithstanding the provisions of the
preceding sections of this Article V, whenever the board of directors shall fix (by resolution or resolutions adopted pursuant to Article IV) the voting rights (if any) of holders of shares of any series of preferred stock, then if such voting rights shall include the right (or the right under certain circumstances) of the holders of any one or more series to vote separately as a class for the election of one or more directors, then any of the following shall be as determined by such resolution or resolutions of the board of directors adopted pursuant to Article IV: the number of directors to be elected by such holders as a class, the circumstances (if any) upon which such holders shall be entitled to elect such directors, the classes (if any) in which such directors shall be divided, the manner in which such directors in each class are to be elected, the terms for which such directors are to be elected (including, without limitation, provisions for the expiration of such term under certain circumstances), the filling of vacancies and newly created directorships, the manner in which nominations for the election of such directors are to be made and the removal of any such directors.


                                   ARTICLE VI
                        Special Meetings of Stockholders

                  Special meetings of the stockholders of the Corporation may be called only by the chairman of the board of directors (or, if there is no such chairman, by the chief executive officer of the Corporation), or by the secretary of the Corporation at the written request of a majority of the directors then in office.


                                   ARTICLE VII
                  Amendment of the Certificate of Incorporation

                  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding the preceding sentence, the affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast at a meeting for the election of directors shall be required to amend, adopt any provisions inconsistent with or repeal Articles V, VI, this
Article VII and Articles VIII, IX and X of this Certificate of Incorporation.


                                  ARTICLE VIII
                                     Bylaws

                  Bylaws may be adopted, amended or repealed from time to time by the affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast at a

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meeting for the election of directors at a meeting of stockholders held for such purpose or by a resolution adopted by a majority of the directors then in office.


                                   ARTICLE IX
                                Written Consents

                  All action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may only be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of the Corporation entitled to vote thereon.


                                    ARTICLE X
                              Stockholder Proposals

                  Proposals made by stockholders to be acted upon at an annual stockholders' meeting shall, in order to be voted upon, be made in writing and delivered either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation within the time period and in accordance with the requirements specified in the bylaws of the Corporation. The presiding officer of any meeting of stockholders may refuse to acknowledge any proposal of any person if not made in compliance with the bylaws of the Corporation.


                                   ARTICLE XI
                        Limitation of Director Liability

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by the Delaware General Corporation Law, (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the initial filing of this Certificate of Incorporation with the Delaware Secretary of State to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any amendment, termination or repeal of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect or diminish in any way any right

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or protection of a director of the Corporation with respect to any breach of fiduciary duty prior to the time of the final adoption of such amendment, termination or repeal.


                                   ARTICLE XII
                                 Indemnification

                  A. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall (except to the extent prohibited by applicable banking law or regulation) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, trustee, administrator or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a matter which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  B. Actions or Suits by or in the Right of the Corporation. The Corporation shall (except to the extent prohibited by applicable banking law or regulation) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, trustee, administrator or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best


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interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

                  C. Indemnification for Costs, Charges and Expenses of Successful Party; Indemnification for Costs, Charges and Expenses of Employee or Agent.

                           (a) Notwithstanding the other provisions of this
                  Article XII, to the extent that a director or officer of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article XII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                           (b) The Corporation, may (but shall not be required),
                  to the extent permitted by law, indemnify and advance expenses to an employee or agent of the Corporation in defense of any action, suit or proceeding (or in defense of any claim, issue or matter therein), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                  D. Determination of Right to Indemnification. Any indemnification under paragraphs A and B of this Article XII shall be made by the Corporation unless a timely determination under Paragraph F of this Article is made by the board of directors acting by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (or, if such quorum is not obtainable or such majority of disinterested


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directors so directs, by independent legal counsel in a written opinion or by the stockholders) that indemnification of the director or officer is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in paragraphs A and B of this Article XII or because indemnification of the director or officer would violate applicable banking law or regulation.

                  E. Advances of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by or on behalf of a person referred to in paragraphs A or B of this Article XII (without giving effect to the standards of conduct contained therein) in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII. No bond or other security shall be required. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person in any action, suit or proceeding, whether or not this Corporation is a party to such action, suit or proceeding.

                  F. Procedure for Indemnification. Any indemnification under paragraphs A, B and C or advance of costs, charges and expenses under paragraph E of this Article XII shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article XII shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request in whole or in part, or if no disposition of such request is made within such 30 days. Such person's cost, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, in any such action (or in any action brought by the Corporation to obtain repayment of amounts advanced under paragraph E) shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph E of this Article XII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraph A or B of this Article XII, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs A or B of this Article XII, nor the fact that there has been an actual determination by the Corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not

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met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  G. Settlement. The Corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed.

                  H. Subsequent Amendment. No amendment, termination or repeal of this Article XII or of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any director or officer of the Corporation to indemnification under the provisions of this Article XII with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  I. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article XII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any bylaw, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, legatees, distributees, executors and administrators of such person. Nothing contained in this Article XII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein; and nothing contained in this Article XII shall be deemed to prohibit the Corporation from purchasing insurance against directors' and officers' liabilities. All rights to indemnification under this Article XII shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity (or, at the request of the Corporation, in the capacity of director, officer, partner, trustee, administrator or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) at any time while this Article XII is in effect. This Article XII shall be binding upon any successor corporation (or other entity) to the Corporation, whether by way of acquisition, merger, consolidation or otherwise.

                  J. Savings Clause. If this Article XII or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify, and advance costs, charges and expenses to, each director or officer of the Corporation as to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the full extent permitted by applicable law.


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                  K. Subsequent Legislation. If the Delaware General Corporation
Law is amended after filing of this Certificate of Incorporation with the Delaware Secretary of State to further expand the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


                                DIME BANCORP, INC.



                                  By:  /s/ Lawrence J. Toal
                                       _____________________________
                                       Lawrence J. Toal
                                       Chairman of the Board, President
                                         and Chief Executive Officer



Attest:  /s/ Gene C. Brooks
         ___________________________
         Gene C. Brooks
         Secretary